UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




                                December 12, 2000
                              --------------------
                                 Date of Report



                                 Rent-Way, Inc.
                              -------------------
             (Exact name of registrant as specified in its charter)




Pennsylvania                    000-22026                25-1407782
(State or other        (Commission File Number)(IRS Employer Identification No.)
  jurisdiction
  of corporation)




One RentWay Place, Erie, Pennsylvania                         16505
-------------------------------------------------------------------------------
(Address of principal executive offices)                    Zip Code



Registrant's telephone number, including area code:        (814) 455-5378
                                                     --------------------------

Item 5.           Other Events


                          RENT-WAY ANNOUNCES RESULTS OF
                            ACCOUNTING INVESTIGATION

December 12, 2000 - Erie, Pennsylvania. Rent-Way, Inc. (NYSE-RWY) today announced that it has substantially completed its previously announced investigation into certain accounting matters, including potential accounting irregularities. On October 30, 2000, Rent-Way announced that based on its preliminary investigation these matters were expected to have a negative, non-cash impact of between $25.0 million and $35.0 million pre-tax on earnings in the fiscal year ended September 30, 2000. As a result of the investigation, it is now expected that these accounting matters will have a negative, non-cash impact of between $65.0 and $75.0 million pre-tax on fiscal year 2000 earnings. Of this amount, between $55.0 and $60.0 million relates to improper or unsupported general ledger accounting entries that had the effect of overstating earnings and inappropriate or non-timely recognition of certain items of expense. Between $10.0 million and $15.0 million of this amount relates to year-end adjustments, including adjustments to increase insurance reserves, to fully expense the cost of certain items paid in fiscal year 2000 and to write-off certain unrealizable balance sheet assets. The company is currently investigating whether certain of these items, if any, may require revision of its fiscal 1999 year end financial statements. Any such 1999 revisions would reduce the revisions required in fiscal 2000, and would be comparatively minor.

The investigation has confirmed the company's previously announced belief that these accounting matters will have no adverse impact on reported revenues in fiscal year 2000 or fiscal year 1999. The investigation has also confirmed that the accounting irregularities were the work of and were known to a relatively small number of personnel at the company's headquarters in Erie, Pennsylvania.

Based on the findings of the investigation, the Board of Directors, on recommendation of the audit committee, has terminated the employment of Matthew Marini, the company's Controller. Also on recommendation of the audit committee, the Board has requested the resignation of Jeffrey Conway, the company's President and Chief Operating Officer. Mr. Conway has also been asked to resign as a member of the Board.

"I am surprised and disappointed by the size of the revisions," said William Morgenstern, Chairman and Chief Executive Officer of Rent-Way. "Based on information available to us at the time we discovered the problem, we estimated the range of possible revisions. Not surprisingly, after a thorough investigation by our audit committee with the assistance of two law firms and two teams of forensic accountants, additional matters were discovered." Continued Mr. Morgenstern, "Let me reiterate that we are in this for the long run. Despite these troubles we have the resources necessary to pay our bills and operate our business. We have never shirked a challenge and we will move forward to confront and surmount this challenge. That being said, however, the simple fact is that our operating expenses were higher than we thought in fiscal 2000. Taking comfort from our past successes we underestimated the costs, time and resources necessary to integrate the Rentavision stores. We embarked on an aggressive new store opening program resulting in 86 new stores in 2000. New stores are of course costly to open and slow to ramp up. We began new IT and training initiatives and increased our recruiting and hiring efforts. We rolled out new products, including our Gateway "kiosk" program. All of these actions were taken with careful thought and planning, but our assessment of their financial impact and affordability was based on fundamentally flawed information regarding our financial performance. I am outraged that a handful of senior personnel betrayed the trust that was shown in them and unilaterally determined to put at risk the hard work of our employees performed over 20 years."

"Now that the scope of our problems has become more clear, we have taken several actions. We have reorganized our field structure to eliminate redundancies and reduce payroll. We have begun an aggressive program to close, merge or sell underperforming stores and have put a hold on our new store opening program. We are reviewing corporate overhead for any excess costs that may be eliminated. We recognize the importance of revamping our accounting function and have retained an outside firm to assist us in recruiting new blood. In the meantime, we have hired Scott King, a former E&Y accountant with expertise in special situations, to assist Bill McDonnell, our CFO, with year end matters. We have also promoted Therese Bihler, our long-time Treasurer, to the position of interim Controller replacing Matt Marini."

"I remain convinced," continued Mr. Morgenstern, "that our long-term prospects are solid. Our revenues are intact, we retain the confidence of our customers, and we expect fiscal 2001 revenues to exceed fiscal 2000 revenues by $70-80 million. I am also hopeful that since the drag resulting from many of fiscal 2000's initiatives has been eliminated, by the end of calendar 2001 we will have again restored the company to its traditional 15-16% operating margins. In the very near future we will be providing information on our expected performance for fiscal 2001."

As a consequence of the amount of the adjustments arising from the accounting investigation, Rent-Way's previously announced waiver with its bank lenders has become ineffective. "We have already begun to negotiate another waiver with our bank lenders that would permit us to borrow on our revolving facility through the end of the month," commented Mr. Morgenstern. "We are very appreciative of the support we have received to date from our bank lenders and we are hopeful of concluding a permanent amendment to our credit facility as soon as practicable."

A full report on the accounting investigation is expected to be presented to the audit committee by the end of the month. Rent-Way's final fiscal year 2000 financial results will be contained in its fiscal year 2000 Form 10-K which is currently expected to be filed late, but prior to January 12, 2001. Information on revisions to Rent-Way's fiscal year 2000 quarterly financial results and the related amendments to its previously filed fiscal year 2000 Form 10-Qs will follow shortly thereafter.

Certain statements made in this news release, including those which are predictive of future events, may be deemed to be forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ from the results implied or expressed by such statements. These risks and uncertainties include the final amount and nature of revisions arising out of the ongoing accounting investigation and the inherent difficulty of predicting future financial performance, especially given the company's fiscal 2000 performance.

Rent-Way is the second largest operator of rental-purchase stores in the United States. Rent-Way rents quality, name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 1,142 stores in 42 states.

Contact: William Morgenstern, Chief Executive Officer, and William McDonnell, Chief Financial Officer, of Rent-Way at 814-455-5378.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                             Rent-Way, Inc.
                                  -----------------------------------
                                              (Registrant)





       December 12, 2000                      /s/ William E. Morgenstern
--------------------------------            --------------------------------
              Date                                      (Signature)
                                                  William E. Morgenstern
                                          Chairman and Chief Executive Officer





       December 12, 2000                      /s/  William A. McDonnell
---------------------------------           --------------------------------
               Date                                     (Signature)
                                                   William A. McDonnell
                                      Vice President and Chief Financial Officer